UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 27, 2019

HIGHPOWER INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)
Preferred Stock Purchase Rights	HPJ	Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 28, 2019, Highpower International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HPJ Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), HPJ Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is owned by Mr. Dang Yu Pan, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer and stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong (“Essence”).

A special committee consisting solely of independent and disinterested members of the Board (the “Special Committee”) unanimously determined that the terms and conditions of the Merger and the transactions contemplated by the Merger Agreement (the “Transactions”) are fair to, and in the best interests of, the Company’s stockholders. Based on the Special Committee’s unanimous recommendation, the Board unanimously (other than Messrs. Pan and Li, who recused themselves from the vote) (1) determined that the terms and conditions of the Merger and the other Transactions are fair to, and in the best interests of, the stockholders of the Corporation, (2) approved the Merger Agreement and the consummation of the transactions contemplated thereby and by the other documents contemplated therein and (3) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. The Special Committee received a fairness opinion from the Special Committee’s financial advisor, ROTH Capital Partners.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of the Company’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, other than shares of the Company’s common stock held by (a) Messrs. Pan, Li or Ma or their respective affiliates (collectively, the “Rollover Stockholders”) or Parent or, the Company or any of their respective subsidiaries or (b) stockholders who have validly exercised their appraisal rights under the General Corporation Law of the State of Delaware, will be converted into the right to receive $4.80 in cash without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each stock option to purchase shares of the Company’s common stock (each, an “Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) will canceled and converted into the right to receive, on the next regularly scheduled employee payroll date in the jurisdiction of the holder of such Option, an amount in cash equal to the product of the excess, if any, of the Merger Consideration over the exercise price per share of the Option. Each outstanding Option that has an exercise price equal to or greater than the Merger Consideration will be cancelled without the right to receive any consideration. At the Effective Time and following the contribution of the Rollover Shares (as hereinafter defined) to Parent, each unvested restricted share of Company common stock granted pursuant to an incentive award that is outstanding immediately prior to the Effective Time will be treated in the same manner as outstanding shares of Company common stock at the Effective Time, as previously described herein.

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Consummation of the Merger is subject to various closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of the holders of (a) at least a majority of all outstanding shares of Company common stock and (b) at least a majority of all outstanding shares of Company common stock held by stockholders (the “Public Stockholders”) other than Essence, the Rollover Stockholders, or any of their respective affiliates, officers and directors, and in each case, other than Parent and Merger Sub (together, the “Company Stockholder Approval”), (2) the absence of any law or order that enjoins, restrains, prohibits or otherwise makes illegal the consummation of the Transactions, including the Merger, and (3) obtaining any material consents, approvals or other authorizations of any governmental authority required to consummate the Transactions (the “Governmental Approvals”). Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects.

The Company, Parent and Merger Sub have made customary representations and warranties in the Merger Agreement. Many of the representations made by the Company are subject to, and qualified by, a “Company Material Adverse Effect” standard. The Company has agreed to various customary covenants and agreements, including, among others, (1) agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain kinds of transactions during this period, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (4) subject to certain exceptions, not to withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders approve the Merger Agreement.

Essence has committed to, and/or to cause one or more of its affiliates to, capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $51,136,733 subject to the terms and conditions set forth in an equity financing commitment letter, dated as of June 28, 2019, the proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. In addition, Essence has provided to the Company a limited guarantee of certain payment obligations of Parent and Merger Sub pursuant to the Merger Agreement, including the payment of any reverse termination fee that may become payable by Parent.

Concurrently with the execution and delivery of the Merger Agreement, the Rollover Stockholders entered into an Equity Contribution and Voting Agreement with Parent (the “Rollover Agreement”). As of June 28, 2019, the Rollover Stockholders hold shares of the Company’s common stock representing approximately 32% of the Company’s total issued and outstanding shares of the Company’s common stock (the “Rollover Shares”). Pursuant to the Rollover Agreement, the Rollover Stockholders have agreed, until the Effective Time or the termination of the Merger Agreement, to vote all shares of the Company’s common stock owned by them (1) in favor of the adoption of the Merger Agreement and any related action reasonably required in furtherance thereof, (2) against any other Acquisition Proposal (as defined in the Merger Agreement), (3) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions or the performance by such Rollover Stockholder of its obligations under the Rollover Agreement and (4) against any action proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, or of such Rollover Stockholder contained in the Rollover Agreement.

Pursuant to the Merger Agreement, until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit and engage in discussions and negotiations with respect to alternative Acquisition Proposals. Notwithstanding this limitation, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative Acquisition Proposal, subject to the limitations and requirements set forth in the Merger Agreement, including that, the Board has determined that (1) the Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), and (2) in light of such Superior Proposal, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

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The Merger Agreement contains certain termination rights for the Company and Parent, including to enter into an agreement with respect to a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including in connection with entry into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent (or its designee) a termination fee of $2,365,000. The Merger Agreement also provides that Parent will be required to pay the Company (or its designee) a termination fee of $4,730,000 in certain other circumstances, including in connection with a termination by the Company as a result of a breach by Parent or Merger Sub of its representations, warranties, covenants and agreements set forth in the Merger Agreement or the failure of Parent to fund the Exchange Fund (as defined in the Merger Agreement) when all other conditions to closing the Transactions have been satisfied.

Subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 31, 2019, as may be extended automatically for three months in order to obtain the Governmental Approvals.

The Merger Agreement has been included with this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were negotiated and made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. In many cases, the representations, warranties and covenants contained in the Merger Agreement are subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Accordingly, investors should read the Merger Agreement in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with U.S. Securities and Exchange Commission (the “SEC”). Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the Transactions, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Indemnification Agreements

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, Highpower International, Inc. (the “Company”) entered into separate indemnification agreements (the “Indemnification Agreement”), in the form attached hereto as Exhibit 10.1, with each of its current directors and certain officers, including the named executive officers, namely Dangyu (George) Pan, Shengbin (Sunny) Pan, Xingqun (Leo) Liao, Wen Liang Li, T. Joseph Fisher, III, Ping Li and Jie Wang. The Company’s Board of Directors (the “Board”) previously approved the form of Indemnification Agreement that was entered into with each of these individuals.

The Indemnification Agreement generally provides that the Company will, to the fullest extent permitted by applicable law, indemnify each indemnitee in accordance with and subject to the terms of the Indemnification Agreement. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s certificate of incorporation or bylaws, or otherwise.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2019, the Board approved an amendment to the Company’s bylaws (the “Amendment”) to provide that the exclusive forum for certain actions against the Company will be the courts in the State of Delaware. The Amendment became effective immediately upon its adoption by the Board.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On June 28, 2019, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least a majority of all outstanding Shares unaffiliated with the consortium) or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (5) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction.

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The forward-looking statements included herein speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and in other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Additional Information about the Proposed Transaction

This Current Report and the information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. The Company’s stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

Telephone: (+86 20) 6681-5066

Participants in the Proposed Transaction

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and other relevant documents when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 28, 2019, by and among Highpower International, Inc., HPJ Parent Limited and HPJ Merger Sub Corp
3.1	Certificate of Amendment to Bylaws, dated June 27, 2019
10.1	Form of Indemnification Agreement
99.1	Press Release dated June 28, 2019

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Highpower hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019	Highpower International, Inc.

	By:	/s/ Sunny Pan
Name: Sunny Pan
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 28, 2019, by and among Highpower International, Inc., HPJ Parent Limited and HPJ Merger Sub Corp

3.1	Certificate of Amendment to Bylaws, dated June 27, 2019

10.1	Form of Indemnification Agreement.

99.1	Press Release dated June 28, 2019

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Highpower hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.